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                                                                      EXHIBIT 5

                          GOODWIN, PROCTER & HOAR LLP

                               COUNSELLORS AT LAW
                                 EXCHANGE PLACE
                        BOSTON, MASSACHUSETTS 02109-2881


                                                       TELEPHONE (617) 570-1000
                                                       TELECOPIER (617) 523-1231

                                January 13, 1997



Boston Private Bancorp, Inc.
Ten Post Office Square
Boston, MA 02109

Ladies and Gentlemen:

     This opinion is furnished in our capacity as special counsel to Boston Private Bancorp, Inc., a Massachusetts corporation (the "Company"), in connection with the registration, pursuant to the Securities Act of 1933, as amended (the "Securities Act"), of 730,000 shares (the "Shares") of common stock, par value $1.00 per share, of the Company.

     In connection with rendering this opinion, we have examined the Amended and Restated Articles of Organization and the Bylaws of the Company, both as amended to date; such records of the corporate proceedings of the Company as we have deemed material; a registration statement on Form S-3 under the Securities Act relating to the Shares and the prospectus contained therein; and such other certificates, receipts, records and documents as we considered necessary for the purposes of this opinion.

     We are attorneys admitted to practice in The Commonwealth of Massachusetts. We express no opinion concerning the laws of any jurisdiction other than the laws of the United States of America and The Commonwealth of Massachusetts.

     Based upon the foregoing, we are of the opinion that the Shares are duly authorized, legally issued, fully paid and nonassessable by the Company under the Massachusetts Business Corporation Law.

     The foregoing assumes that all requisite steps will be taken to comply with the requirements of the Securities Act and applicable requirements of state laws regulating the offer and sale of securities.
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Boston Private Bancorp, Inc.
January 13, 1997
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     We hereby consent to the filing of this opinion as an exhibit to the
Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Prospectus.

                                                Very truly yours,

                                                /s/ GOODWIN, PROCTER & HOAR LLP

                                                GOODWIN, PROCTER & HOAR LLP